Exhibit 99.1

Contact:
Bradford Peppard
Chief Financial Officer
408-340-2510
brad.peppard@rmkr.com

Rainmaker Systems Announces Capital Raise and New Strategic Focus
Rainmaker has raised over $2.5M, New Management, focus shifts to ViewCentral

CAMPBELL, Calif. – July 21, 2014 – Rainmaker Systems, Inc. (OTCQX: RMKR), a provider of B2B e-Commerce solutions and services, today announced that it has successfully raised over $2.5M of a targeted $3.2M recapitalization in a convertible note financing. The Company has to date received net proceeds of approximately $2.3 million from the financing after deducting fees and estimated expenses payable by the Company. The Company used a portion of the net proceeds from the financing to repay its outstanding indebtedness owing to Comerica Bank and Agility Capital II, LLC.

Focus on ViewCentral
In addition, the Company announced that going forward it plans to increase its focus on ViewCentral, making the preeminent Training-for-Profit SaaS platform a key element in its product mix.

“ViewCentral has established itself as the best of breed SaaS solution in the rapidly growing External Enterprise Training market segment,” said Terry Lydon, Vice President and General Manager of Learning Management Systems. “The ViewCentral division has achieved impressive margins and nearly 100% customer loyalty and retention. We expect this trend to continue.”

Management Change
As part of this strategic realignment, the Company announced that it has begun a search for a new President and CEO with Learning Management Systems -specific experience, and that Board member Jim Hopkins has assumed the rolls of acting CEO as well as Chairman of the Board and Chair of the Governance and Nominating Committee. Don Massaro has resigned from the Company’s Board and as President and CEO, effective July 15, and Brad Peppard has resigned from the Board effective July 15, though he continues presently as Executive Vice President and Chief Financial Officer.

Call Center Services
Rainmaker continues to provide world-class call center services on three continents for clients for both Fortune 500 and SMB clients, delivering incremental revenue and uncovering new revenue opportunities on a pay for performance basis.

For more information on Rainmaker Systems’ products and solutions, please visit both www.viewcentral.com and www.rainmakersystems.com/solution.html.

About Rainmaker Systems, Inc.

Exhibit 99.1

Rainmaker Systems is a B2B e-Commerce company that helps organizations of all sizes, ranging from Fortune 500 enterprises to small-to-medium-sized businesses, increase training-for-profit revenues and create new revenue streams from their customer base. With its unique approach, Rainmaker Systems delivers proprietary cloud-based e-Commerce technology, global and localized sales-assist agents, allowing customers to discover and monetize untapped revenue opportunities.

Rainmaker trades in the U.S. on OTCQX under the symbol “RMKR.”

About ViewCentral
ViewCentral, a Rainmaker Systems company, is a learning management solution provider to organizations of all size across the technology, financial services, biosciences, human resources, and consulting industries, among others. ViewCentral Learning Management System (LMS) allows organizations to monetize and facilitate the delivery of training and certification programs, enabling them to capture both incremental and recurring revenue from subscriptions-based offerings. ViewCentral is headquartered in Campbell, Calif. For more information, please visit www.viewcentral.com.

Safe Harbor Statement
This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker Systems as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our ability to raise additional capital to meet our operating requirements, our ability to maintain compliance with our debt covenants, our ability to reduce our losses and achieve profitability, our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to manage growth, potential competition in the marketplace, our ability to retain and attract employees, market acceptance of our solutions and pricing options, our ability to maintain our existing software technology and to deploy new technology, our ability to sign new clients and control expenses, the financial condition of our clients' businesses, the protection of our intellectual property and other factors detailed in the Company's filings with the Securities and Exchange Commission ("SEC"), including our filings on Forms 10-K and 10-Q.

###